UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 12, 2009
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Jeffrey P. Gotschall will retire as President and Chief Executive Officer of SIFCO Industries, Inc. (the “Company”), effective August 31, 2009. Mr. Gotschall will continue to serve as Chairman of the Board of Directors of the Company and will provide advisory support services to the Company pursuant to a letter agreement dated August 12, 2009. In connection with Mr. Gotschall’s retirement, on August 12, 2009, the Board of Directors of the Company appointed Michael Lipscomb as the Company’s Interim President and Chief Executive Officer, effective August 31, 2009. The Company issued a press release announcing such retirement and appointment, which press release is attached as an exhibit to this Report.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit 10.1. Letter Agreement with Jeffrey P. Gotschall, dated August 12, 2009.
Exhibit 99. Press release of SIFCO Industries, Inc., dated August 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)
Date: August 13, 2009	/s/ Frank A. Cappello
Frank A. Cappello
Vice President — Finance and Chief Financial Officer (Principal Financial Officer)